Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Second Quarter of 2021 Ended December 31, 2020

SUNNYVALE, Calif.--(BUSINESS WIRE)--February 4, 2021--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL) today reported financial results for the fiscal second quarter of 2021 ended December 31, 2020.

The results for the fiscal second quarter of 2021 ended December 31, 2020 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Revenue	$158.8	$151.6	$117.9
Gross Margin	30.7%	28.1%	20.7%
Operating Income (Loss)	$13.6	$10.3	$(3.4)
Net Income (Loss) Attributable to AOS	$12.9	$9.6	$(1.0)
Net Income (Loss) Per Share Attributable to AOS - Diluted	$0.47	$0.36	$(0.04)
Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Revenue	$158.8	$151.6	$117.9
Non-GAAP Gross Margin	31.4%	29.0%	28.3%
Non-GAAP Operating Income	$18.5	$15.4	$7.6
Non-GAAP Net Income Attributable to AOS	$17.8	$14.5	$5.8
Non-GAAP Net Income Per Share Attributable to AOS - Diluted	$0.65	$0.55	$0.23

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q2 Ended December 31, 2020” below exclude the effect of share-based compensation expenses in each of the periods presented, legal costs related to government investigation for the three months ended December 31, 2020 and September 30, 2020, production ramp up costs for the three months ended September 30, 2020 and December 31, 2019, as well as amortization of purchased intangible for the three months ended December 31, 2020 and September 30, 2020. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for Fiscal Q2 Ended December 31, 2020

  Revenue was $158.8 million, an increase of 4.8% from the prior quarter and an increase of 34.8% from the same quarter last year.
  GAAP gross margin was 30.7%, up from 28.1% in the prior quarter and up from 20.7% in the same quarter last year.
  Non-GAAP gross margin was 31.4%, up from 29.0% in the prior quarter and up from 28.3% in the same quarter last year.
  GAAP operating expenses were $35.2 million, up from $32.2 million in the prior quarter and up from $27.8 million in the same quarter last year.
  Non-GAAP operating expenses were $31.5 million, an increase of $2.9 million from last quarter and an increase of $5.8 million from the same quarter last year.
  GAAP operating income was $13.6 million, up from $10.3 million in the prior quarter and up from $3.4 million loss in the same quarter last year.
  Non-GAAP operating income was $18.5 million as compared to $15.4 million for the prior quarter and $7.6 million for the same quarter last year.
  GAAP net income per share attributable to AOS was $0.47, compared to $0.36 for the prior quarter and $0.04 net loss per share for the same quarter a year ago.
  Non-GAAP net income per share attributable to AOS was $0.65 compared to $0.55 for the prior quarter and $0.23 for the same quarter a year ago.
  Consolidated cash flow provided by operating activities was $36.1 million, compared to $9.8 million in the prior quarter. Operating cash flow provided by AOS alone (excluding the JV Company) was $35.7 million, compared to $12.7 million in the prior quarter.
  The Company closed the quarter with $181.0 million of cash and cash equivalents, including $38.6 million cash balance at the JV Company.

AOS Chairman and Chief Executive Officer Dr. Mike Chang commented, “Our fiscal second quarter marked an impressive finish to calendar year 2020, as solid shipments across most of our product categories drove strong financial performance in the quarter. We grew revenue by 35% year-over-year, achieved higher utilization and operational efficiency at our manufacturing facilities, and continued to be disciplined with our spending. All of this led to records in non-GAAP gross margin of 31.4% and non-GAAP EPS of $0.65.”

Dr. Chang continued, “Our mission is to become a leading designer, developer, and global supplier of a broad portfolio of power semiconductors, and I am proud of what our team has accomplished and the groundwork we are laying for long-term and sustainable success. Obviously, we faced tremendous challenges in calendar year 2020, including the COVID-19 pandemic, trade conflicts, and political and social unrest in different parts of the world. Despite these challenges, we made significant progress toward our calendar year 2021 target of $600 million in annual revenue. We did this by focusing on disciplined execution and developing a healthy pipeline of new products, new design wins, and new customers.”

Business Outlook for Fiscal Q3 Ending March 31, 2021

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Our expectations for the third quarter of fiscal year 2021 are as follows:

  Revenue is expected to be approximately $157 million, plus or minus $3 million.
  GAAP gross margin is expected to be approximately 28.7% plus or minus 1%. Non-GAAP gross margin is expected to be approximately 29.5% plus or minus 1%. Non-GAAP gross margin excludes $0.8 million amortization of acquired IP and $0.5 million of estimated share-based compensation charge.
  GAAP operating expenses are expected to be in the range of $33.8 million plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $29.5 million plus or minus $1 million. Non-GAAP operating expenses exclude $3.3 million of estimated share-based compensation charge and $1.0 million of estimated professional fees related to the government investigation.
  Income tax expense is expected to be approximately $0.7 million to $1.0 million.
  Loss attributable to noncontrolling interest is expected to be approximately $0.2 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal second quarter ended December 31, 2020 today, February 4, 2021 at 2:00 p.m. PT / 5:00 p.m. ET. To listen to the live conference call, please dial 877-683-1095 (or 647-689-5445 if dialing from outside the United States and Canada). The conference ID number is 5785406. A live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com/. The webcast replay will be available for seven days after the live call on the same website. In addition, a copy of the script of management's prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to expected growth rate, our product portfolios, projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), noncontrolling interest, and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, tax expenses, and non-GAAP loss attributable to noncontrolling interest, our objectives to achieve long-term success, our ability to gain new customers and design wins, and other information under the section entitled “Business Outlook for Fiscal Q3 Ending March 31, 2021”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business; our ability to successfully operate our joint venture in China; our ability to develop and succeed in the digital power business; difficulties and challenges in executing our diversification strategy into different market segments; new tariffs on goods from China; ordering pattern from distributors and seasonality; changes in regulatory environment and government investigation; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of PC markets; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; the state of semiconductor industry and seasonality of our markets; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed by AOS with the SEC and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating income (loss), net loss attributable to noncontrolling interest, net income (loss), diluted earnings per share ("EPS") and EBITDAS. These supplemental measures exclude, among other items, share-based compensation expenses, production ramp up costs related to the JV Company, legal and profession fees related to government investigation, as well as amortization of purchased intangible. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin, operating expenses and loss attributable to noncontrolling interest. We believe that these historical and forecast non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included amount of income tax effect of non-GAAP adjustments in the non-GAAP net income of reconciliation table for all periods presented as the management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, TVS, HVIC, GaN/SiC, Power IC and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS’ portfolio of products targets high-volume applications, including personal and portable computers, graphic cards, flat panel TVs, home appliances, smart phones, battery packs, quick chargers, home appliances, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Revenue	$158,830	$151,551	$117,860	$310,381	$235,662
Cost of goods sold	110,081	109,028	93,454	219,109	184,324
Gross profit	48,749	42,523	24,406	91,272	51,338
Gross margin	30.7%	28.1%	20.7%	29.4%	21.8%

Operating expenses:
Research and development	15,423	14,691	12,147	30,114	24,515
Selling, general and administrative	19,736	17,505	15,629	37,241	30,814
Total operating expenses	35,159	32,196	27,776	67,355	55,329
Operating income (loss)	13,590	10,327	(3,370)	23,917	(3,991)

Interest expense and other income (loss), net	(381)	(549)	(635)	(930)	(1,462)
Income (loss) before income taxes	13,209	9,778	(4,005)	22,987	(5,453)

Income tax expense	669	1,011	568	1,680	978
Net income (loss) including noncontrolling interest	12,540	8,767	(4,573)	21,307	(6,431)
Net loss attributable to noncontrolling interest	(363)	(807)	(3,568)	(1,170)	(6,435)
Net income (loss) attributable to Alpha and Omega Semiconductor Limited	$12,903	$9,574	$(1,005)	$22,477	$4

Net income (loss) per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$0.50	$0.38	$(0.04)	$0.88	$0.00
Diluted	$0.47	$0.36	$(0.04)	$0.84	$0.00

Weighted average number of common shares attributable to Alpha and Omega Semiconductor Limited used to compute net income (loss) per share
Basic	25,672	25,340	24,701	25,506	24,620
Diluted	27,353	26,314	24,701	26,834	25,362

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	December 31, 2020	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$180,966	$158,536
Restricted cash	230	2,190
Accounts receivable, net	24,934	13,272
Inventories	144,307	135,528
Other current assets	10,833	8,807
Total current assets	361,270	318,333
Property, plant and equipment, net	430,808	412,340
Operating lease right-of-use assets, net	34,395	32,948
Intangible assets, net	15,090	16,770
Deferred income tax assets	4,852	4,766
Restricted cash - long-term	2,143	1,978
Other long-term assets	4,607	5,804
Total assets	$853,165	$792,939
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$83,859	$86,181
Accrued liabilities	60,483	54,986
Income taxes payable	2,166	1,360
Short-term debt	43,574	30,114
Finance lease liabilities	16,535	15,258
Operating lease liabilities	4,896	4,159
Total current liabilities	211,513	192,058
Long-term debt	93,096	99,775
Income taxes payable - long-term	921	903
Deferred income tax liabilities	860	496
Finance lease liabilities - long-term	20,821	26,842
Operating lease liabilities - long-term	31,102	30,254
Other long-term liabilities	20,196	10,723
Total liabilities	378,509	361,051
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at December 31, 2020 and June 30, 2020	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding: 32,394 shares and 25,765 shares, respectively at December 31, 2020 and 31,944 shares and 25,305 shares, respectively at June 30, 2020	65	64
Treasury shares at cost: 6,629 shares at December 31, 2020 and 6,639 shares at June 30, 2020	(66,097)	(66,184)
Additional paid-in capital	254,980	246,103
Accumulated other comprehensive income (loss)	1,481	(5,127)
Retained earnings	141,289	118,833
Total Alpha and Omega Semiconductor Limited shareholder's equity	331,718	293,689
Noncontrolling interest	142,938	138,199
Total equity	474,656	431,888
Total liabilities and equity	$853,165	$792,939

Supplemental disclosures of financial information:
(in thousands)

	As of December 31, 2020				As of June 30, 2020
	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated
Cash and cash equivalents	$142,326	$38,640		$180,966	$110,346	$48,190		$158,536
Bank borrowings liabilities	$28,538	$146,676	*	$175,214	$32,708	$140,652	*	$173,360
Inventory	$97,795	$46,512		$144,307	$97,593	$37,935		$135,528
Property, plant and equipment, net	$168,120	$262,688		$430,808	$162,833	$249,507		$412,340

* AOS is not a guarantor of CQJV's (Chongqing Joint Venture) debts.

	Three Months Ended December 31, 2020				Three Months Ended September 30, 2020				Three Months Ended December 31, 2019
	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated
Net cash provided by (used in) operating activities	$35,678	$407		$36,085	$12,701	$(2,853)		$9,848	$12,470	$(3,532)		$8,938
Purchase of property and equipment, net of government grant	$6,779	$6,533		$13,312	$7,944	$3,393		$11,337	$12,062	$3,307		$15,369
EBITDAS	$25,332	$5,950	**	$31,645	$22,156	$4,609	**	$27,572	$12,538	$(2,214)	**	$13,892

** CQJV EBITDAS includes amounts attributable to noncontrolling interest.

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019

GAAP gross profit	$48,749	$42,523	$24,406	$91,272	$51,338
Share-based compensation	383	385	404	768	840
Amortization of purchased intangible	811	812	—	1,623	—
Production ramp up costs related to joint venture	—	275	8,486	275	14,477
Non-GAAP gross profit	$49,943	$43,995	$33,296	$93,938	$66,655
Non-GAAP gross margin as a % of revenue	31.4%	29.0%	28.3%	30.3%	28.3%

GAAP operating expense	$35,159	$32,196	$27,776	$67,355	$55,329
Share-based compensation	2,841	2,491	2,083	5,332	4,016
Legal costs related to government investigation	843	1,107	—	1,950	—
Non-GAAP operating expense	$31,475	$28,598	$25,693	$60,073	$51,313

GAAP operating income (loss)	$13,590	$10,327	$(3,370)	$23,917	$(3,991)
Share-based compensation	3,224	2,876	2,487	6,100	4,856
Amortization of purchased intangible	811	812	—	1,623	—
Production ramp up costs related to joint venture	—	275	8,486	275	14,477
Legal costs related to government investigation	843	1,107	—	1,950	—
Non-GAAP operating income	$18,468	$15,397	$7,603	$33,865	$15,342
Non-GAAP operating margin as a % of revenue	11.6%	10.2%	6.5%	10.9%	6.5%

GAAP net income (loss) attributable to AOS	$12,903	$9,574	$(1,005)	$22,477	$4
Share-based compensation	3,224	2,876	2,487	6,100	4,856
Amortization of purchased intangible	811	812	—	1,623	—
Pre-production expenses related to joint venture	—	—	(25)	—	24
Production ramp up costs related to joint venture	—	135	4,319	135	7,368
Legal costs related to government investigation	843	1,107	—	1,950	—
Income tax effect of non-GAAP adjustments	(1)	(8)	(2)	(9)	(7)
Non-GAAP net income attributable to AOS	$17,780	$14,496	$5,774	$32,276	$12,245
Non-GAAP net margin attributable to AOS as a % of revenue	11.2%	9.6%	4.9%	10.4%	5.2%

GAAP net income (loss) attributable to AOS	$12,903	$9,574	$(1,005)	$22,477	$4
Share-based compensation	3,224	2,876	2,487	6,100	4,856
Amortization and depreciation	13,200	12,489	10,850	25,689	21,754
Interest expense (income), net	1,649	1,622	992	3,271	772
Income tax expense	669	1,011	568	1,680	978
EBITDAS	$31,645	$27,572	$13,892	$59,217	$28,364

GAAP diluted net income (loss) per share attributable to AOS	$0.47	$0.36	$(0.04)	$0.84	$0.00
Share-based compensation	0.12	0.11	0.10	0.23	0.19
Pre-production expenses related to joint venture	—	—	(0.00)	—	0.00
Production ramp up costs related to joint venture	—	0.01	0.17	0.01	0.29
Legal costs related to government investigation	0.03	0.04	—	0.07	—
Amortization of purchased intangible	0.03	0.03	—	0.06	—
Income tax effect of non-GAAP adjustments	(0.00)	(0.00)	(0.00)	(0.00)	(0.00)
Non-GAAP diluted net income per share attributable to AOS	$0.65	$0.55	$0.23	$1.20	$0.48

Shares used to compute GAAP diluted net income (loss) per share	27,353	26.314	24,701	26,834	25,362
Shares used to compute Non-GAAP diluted net income per share	27,353	26.314	25,594	26,834	25,362

Contacts

Investor and media inquiries:
In the United States: The Blueshirt Group
Ralph Fong
+1 (415) 489-2195
ralph@blueshirtgroup.com

In China: The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com